UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 4 Par-La-Ville Road

Hamilton HM 08, Bermuda

(Address of principal executive offices)

441-279-6611

(Registrant’s telephone number, including area code)

Tower Group, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 22, 2013, Tower Group, Inc. ( “TGI”) caused the Fundamental Change Company Notice (as defined in the Indenture, dated as of September 20, 2010, by and between TGI and U.S. Bank National Association as Trustee, (the “Indenture”)) to be mailed to the holders of notes issued pursuant to the Indenture relating to its 5.00% convertible senior notes due 2014 (the “Notes”), as a result of the Fundamental Change (as defined in the Indenture) that occurred upon the consummation of the merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of July 30, 2012, by and among TGI, Canopius Holdings Bermuda Limited (now known as Tower Group International, Ltd., (“TGIL”)), Canopius Mergerco, Inc. and Condor 1 Corporation, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 8, 2012. Such Fundamental Change resulted from the merger of TGI with and into an indirect subsidiary of TGIL whereby TGI was the surviving corporation and became a wholly-owned indirect subsidiary of TGIL. As a result of the Merger, the holders of Notes have the right to require TGI to purchase their Notes in accordance with the terms of the Indenture.

A copy of the Fundamental Change Company Notice is attached as Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Fundamental Change Company Notice, dated March 22, 2013 relating to Tower Group, Inc.’s 5.00% Convertible Senior Notes due 2014

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant

Date: March 22, 2013	/s/ William E. Hitselberger
WILLIAM E. HITSELBERGER Executive Vice President and Chief Financial Officer